Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Second Quarter Results

MAUMEE, OHIO, August 6, 2024 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the second quarter ended June 30, 2024.

Second Quarter Highlights:

•Company reported net income attributable to The Andersons of $36 million, or $1.05 per diluted share and adjusted net income of $39 million, or $1.15 per diluted share
•Adjusted EBITDA was $98 million for the quarter
•Renewables reported pretax income of $39 million and adjusted pretax income attributable to The Andersons of $23 million on strong operating performance and ethanol margins
•Trade generated increased pretax income of $5 million and adjusted pretax income of $9 million
•Nutrient & Industrial delivers pretax income of $23 million

"Overall, our second quarter results were consistent with our expectations given the shift in ag markets over the past several months. Renewables had a very solid quarter with increased ethanol production and higher margins but didn't match last year's results on declining co-product values. Trade results were slightly improved from last year despite lower prices and volatility. With the majority of fertilizer applications occurring in the second quarter, Nutrient & Industrial had solid results although well behind last year's outsized performance given weather-related delays and lower margins," said Chairman and CEO Pat Bowe. "Farmer selling remains relatively quiet with adequate supply in this low-price commodity environment. We are seeing the benefits of our portfolio mix with grain assets and our growing premium ingredients business helping to offset a reduction in merchandising opportunities."

"We actively pursue opportunities for growth. In early June, we announced plans to acquire an ownership interest in Skyland Grain LLC, which holds a large grain and agronomy footprint spread across Kansas, Eastern Colorado, and the Texas and Oklahoma panhandles. We are devoting significant resources to this opportunity and expect to provide an update later in the third quarter," continued Bowe. "Our longer-term Renewables projects are moving forward, and we are focused on lowering the carbon intensity of our ethanol plants. We continue to manage a robust pipeline with meaningful growth opportunities in each of our businesses."

$ in millions, except per share amounts
	Q2 2024	Q2 2023	Variance	YTD 2024	YTD 2023	Variance
Pretax Income	$57.3	$104.4	$(47.1)	$71.3	$39.4	$31.9
Pretax Income Attributable to the Company[1]	40.9	76.8	(35.9)	47.7	56.1	(8.4)
Adjusted Pretax Income Attributable to the Company[1]	44.9	72.5	(27.6)	51.5	80.6	(29.1)
Trade[1]	9.5	7.2	2.3	18.2	30.9	(12.7)
Renewables[1]	22.7	32.4	(9.7)	35.3	38.7	(3.4)
Nutrient & Industrial	23.4	42.6	(19.2)	21.6	32.1	(10.5)
Other	(10.7)	(9.7)	(1.0)	(23.6)	(21.2)	(2.4)
Net Income Attributable to the Company	36.0	55.0	(19.0)	41.6	40.3	1.3
Adjusted Net Income Attributable to the Company[1]	39.5	51.8	(12.3)	45.1	58.6	(13.5)
Diluted Earnings Per Share ("EPS")	1.05	1.61	(0.56)	1.21	1.18	0.03
Adjusted EPS[1]	1.15	1.52	(0.37)	1.31	1.72	(0.41)
EBITDA[1]	94.2	148.7	(54.5)	145.7	132.6	13.1
Adjusted EBITDA from Continuing Operations[1]	$98.3	$144.4	$(46.1)	$149.4	$199.7	$(50.3)
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.
Cash, Liquidity, and Long-Term Debt Management

"Our businesses generate consistent cash flows and we've continued to reduce debt," said Executive Vice President and CFO Brian Valentine. "With the strong cash flows and lower commodity prices, we continue to show a higher-than-normal cash position at this point in the year. We remain well below our long-term debt to EBITDA target of less than 2.5 times and are pleased with the strength of our balance sheet. We expect to invest in additional growth projects utilizing a disciplined approach to ensure that projects align with our stated strategy and meet appropriate financial hurdles."

The company generated cash from operating activities of $304 million and $541 million in the second quarter of 2024 and 2023, respectively. Cash from operations before working capital changes in the same periods was $89 million and $118 million, respectively. Cash spent on capital projects in the quarter totaled $29 million, a $21 million decrease from 2023. We do have several larger projects planned for the last half of the year.

Second Quarter Segment Overview

Trade Results Resilient in Less Volatile Markets

The Trade segment recorded pretax income of $5 million and adjusted pretax income of $9 million for the quarter compared to pretax income of $5 million and adjusted pretax income of $7 million in the second quarter of 2023.

Results from our grain asset footprint were better than the prior year, due to improved wheat storage income in the eastern grain belt. Trade's growing premium food and feed ingredients business also showed year-over-year improvement, driven by the addition of ACJ International, acquired in July 2023, and other recent growth capital investments. The merchandising business remained profitable but below 2023. Commodity markets are currently well-supplied with limited volatility. Farmer engagement remains slow due to overall market prices. While these carry markets benefit our assets, reduced volatility and lower prices limit opportunities for the merchandising business.

Our portfolio mix of assets, ingredients and merchandising businesses provide a solid foundation for us to benefit from large crops and carry markets, as well as tight, demand-driven markets. Our assets are well-positioned for the grains to flow in due course. Domestic premium ingredient demand is also expected to stay solid and should continue to support recent capital growth investments.

Trade’s second quarter adjusted EBITDA was $24 million, compared to second quarter 2023 adjusted EBITDA of $27 million.

Renewables Reported Strong Quarter on Record Production and Favorable Ethanol Margins

The Renewables segment reported pretax income of $39 million and adjusted pretax income attributable to the company of $23 million in the second quarter. For the same period in 2023, the segment reported a pretax income of $67 million and adjusted pretax income attributable to the company of $32 million.

Margins on ethanol production improved year-over-year on lower corn basis in the east. Production facilities continued to operate efficiently in the quarter with increased volume and higher ethanol yields. Plant co-product values, particularly feed ingredients, were lower with feed ingredients following the overall price reduction of corn; however, feed ingredient demand improved year-over-year. Renewable diesel feedstock volumes continue to grow albeit with compressed margins on industry fundamentals. With a continued strong export environment, the ethanol margin environment should remain favorable.

Renewables had second quarter EBITDA of $52 million in 2024, compared to 2023 second quarter adjusted EBITDA of $74 million.

Nutrient & Industrial Ag Businesses Decline on Lower Prices and Delayed Application Season

The Nutrient & Industrial segment reported pretax income of $23 million, compared to a very strong 2023 second quarter pretax income of $43 million. Volumes were negatively impacted by a late and wet spring application season in our market areas and declining nutrient prices did not provide outsized margin opportunities we've seen in prior years. Also impacting the year-over-year comparison was a 2023 second quarter that had a significant shift of income from Q1 into Q2. The engineered granules business saw improvement in the quarter on higher sales volume. Looking forward, second half agronomy sales and applications are dependent on the timing of harvest and grower's overall profitability.

Nutrient & Industrial’s second quarter EBITDA was $32 million compared to 2023 second quarter EBITDA of $52 million.

Income Taxes; Corporate

The company recorded income tax expense at an effective rate of 9% for the quarter. This rate was impacted by the tax treatment of non-controlling interests, reversals of uncertain tax positions relating to research and development and other tax credits. We currently anticipate a full-year adjusted effective rate of approximately 14% - 18%.

Conference Call

The company will host a webcast on Wednesday, August 7, 2024, at 11 a.m. Eastern Time, to discuss its performance and provide its outlook for the remainder of 2024. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 8135247). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/JnmRj0k6l9G and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company; adjusted pretax income (loss) attributable to the company; adjusted pretax income (loss); adjusted net income attributable to the company; adjusted diluted earnings per share; earnings before interest, taxes, depreciation, and amortization (or EBITDA); adjusted EBITDA; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income (loss) or income (loss) before income taxes, net income (loss), diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description
The Andersons, Inc., named for 2024 to Forbes list of America’s Most Successful Small Companies, Newsweek’s list of America’s Most Responsible Companies, and one of The Americas’ Fastest Growing Companies by the Financial Times, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and nutrient & industrial sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Sales and merchandising revenues	$2,795,205	$4,020,183	$5,513,422	$7,901,421
Cost of sales and merchandising revenues	2,619,834	3,798,246	5,209,731	7,531,473
Gross profit	175,371	221,937	303,691	369,948
Operating, administrative and general expenses	116,614	116,007	235,972	233,242
Asset impairment	—	—	—	87,156
Interest expense, net	6,611	13,953	13,133	30,578
Other income, net	5,200	12,441	16,728	20,445
Income before income taxes	57,346	104,418	71,314	39,417
Income tax provision	4,876	21,732	6,179	15,848
Net income	52,470	82,686	65,135	23,569
Net income (loss) attributable to noncontrolling interests	16,494	27,640	23,578	(16,727)
Net income attributable to The Andersons, Inc.	$35,976	$55,046	$41,557	$40,296

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:	$1.06	$1.63	$1.22	$1.20
Diluted earnings:	$1.05	$1.61	$1.21	$1.18

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2024	December 31, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$530,386	$643,854	$96,293
Accounts receivable, net	743,550	762,549	1,030,271
Inventories	686,540	1,166,700	990,789
Commodity derivative assets – current	180,189	178,083	347,684
Other current assets	108,634	55,777	72,228
Total current assets	2,249,299	2,806,963	2,537,265
Property, plant and equipment, net	694,136	693,365	663,441
Other assets, net	356,378	354,679	369,340
Total assets	$3,299,813	$3,855,007	$3,570,046

Liabilities and equity
Current liabilities:
Short-term debt	$4,021	$43,106	$102,752
Trade and other payables	607,083	1,055,473	641,376
Customer prepayments and deferred revenue	124,424	187,054	189,947
Commodity derivative liabilities – current	128,847	90,849	251,101
Current maturities of long-term debt	27,671	27,561	27,511
Accrued expenses and other current liabilities	192,683	232,288	180,552
Total current liabilities	1,084,729	1,636,331	1,393,239
Long-term debt, less current maturities	549,378	562,960	576,489
Other long-term liabilities	145,444	139,329	161,836
Total liabilities	1,779,551	2,338,620	2,131,564
Total equity	1,520,262	1,516,387	1,438,482
Total liabilities and equity	$3,299,813	$3,855,007	$3,570,046

The Andersons, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,
(in thousands)	2024	2023
Operating Activities
Net income	$65,135	$23,569
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	61,218	62,585
Asset impairment	—	87,156
Other	10,821	952
Changes in operating assets and liabilities:
Accounts receivable	15,284	207,867
Inventories	477,723	734,855
Commodity derivatives	36,010	102,753
Other current and non-current assets	(50,587)	(1,247)
Payables and other current and non-current liabilities	(550,797)	(1,011,086)
Net cash provided by operating activities	64,807	207,404
Investing Activities
Acquisition of businesses, net of cash acquired	(9,561)	—
Purchases of property, plant and equipment and capitalized software	(55,389)	(74,991)
Other	6,812	3,318
Net cash used in investing activities	(58,138)	(71,673)
Financing Activities
Net payments under short-term lines of credit	(37,705)	(173,384)
Proceeds from issuance of long-term debt	—	100,000
Payments of long-term debt	(13,752)	(35,861)
Distributions to noncontrolling interest owner	(47,405)	(24,344)
Dividends paid	(12,993)	(12,527)
Value of shares withheld for taxes	(8,071)	(6,616)
Other	—	(2,255)
Net cash used in financing activities	(119,926)	(154,987)
Effect of exchange rates on cash and cash equivalents	(211)	280
Decrease in cash and cash equivalents	(113,468)	(18,976)
Cash and cash equivalents at beginning of period	643,854	115,269
Cash and cash equivalents at end of period	$530,386	$96,293

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Net income	$52,470	$82,686	$65,135	$23,569
Net income (loss) attributable to noncontrolling interests	16,494	27,640	23,578	(16,727)
Net income attributable to The Andersons, Inc.	35,976	55,046	41,557	40,296
Adjustments:
Transaction related compensation	4,049	939	6,900	2,607
Gain on deconsolidation of joint venture	—	(6,544)	(3,117)	(6,544)
Insured inventory expenses (recoveries)	—	1,310	—	(16,080)
Asset impairment	—	—	—	44,450
Income tax impact of adjustments[1]	(531)	1,074	(252)	(6,108)
Total adjusting items, net of tax	3,518	(3,221)	3,531	18,325
Adjusted net income attributable to The Andersons, Inc.	$39,494	$51,825	$45,088	$58,621

Diluted earnings per share attributable to The Andersons, Inc. common shareholders	$1.05	$1.61	$1.21	$1.18

Impact on diluted earnings (loss) per share	$0.10	$(0.09)	$0.10	$0.54
Adjusted diluted earnings per share	$1.15	$1.52	$1.31	$1.72

1 The income tax impact of adjustments is taken at the statutory tax rate of 25% with the exception of certain transaction related compensation in both 2024 and 2023, respectively.

Adjusted net income (loss) attributable to The Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings per share attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended June 30, 2024
Sales and merchandising revenues	$1,757,741	$686,127	$351,337	$—	$2,795,205
Gross profit	79,648	46,727	48,996	—	175,371
Operating, administrative and general expenses	72,803	7,756	25,393	10,662	116,614
Other income (loss), net	4,033	1,176	509	(518)	5,200
Income (loss) before income taxes	5,424	39,200	23,419	(10,697)	57,346
Income attributable to noncontrolling interests	—	16,494	—	—	16,494
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$5,424	$22,706	$23,419	$(10,697)	$40,852
Adjustments to income (loss) before income taxes[2]	4,049	—	—	—	4,049
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$9,473	$22,706	$23,419	$(10,697)	$44,901

Three months ended June 30, 2023
Sales and merchandising revenues	$2,696,810	$877,781	$445,592	$—	$4,020,183
Gross profit	80,711	68,292	72,934	—	221,937
Operating, administrative and general expenses	69,146	7,568	28,886	10,407	116,007
Other income, net	4,328	7,468	500	145	12,441
Income (loss) before income taxes	4,990	66,604	42,565	(9,741)	104,418
Income attributable to noncontrolling interests	—	27,640	—	—	27,640
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$4,990	$38,964	$42,565	$(9,741)	$76,778
Adjustments to income (loss) before income taxes[2]	2,249	(6,544)	—	—	(4,295)
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$7,239	$32,420	$42,565	$(9,741)	$72,483
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Six months ended June 30, 2024
Sales and merchandising revenues	$3,651,600	$1,343,166	$518,656	$—	$5,513,422
Gross profit	157,930	73,297	72,464	—	303,691
Operating, administrative and general expenses	145,061	15,753	50,836	24,322	235,972
Other income (loss), net	9,566	5,926	1,557	(321)	16,728
Income (loss) before income taxes	11,348	61,991	21,569	(23,594)	71,314
Income attributable to noncontrolling interests	—	23,578	—	—	23,578
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$11,348	$38,413	$21,569	$(23,594)	$47,736
Adjustments to income (loss) before income taxes[2]	6,900	(3,117)	—	—	3,783
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$18,248	$35,296	$21,569	$(23,594)	$51,519

Six months ended June 30, 2023
Sales and merchandising revenues	$5,574,590	$1,717,297	$609,534	$—	$7,901,421
Gross profit	197,889	84,095	87,964	—	369,948
Operating, administrative and general expenses	141,126	16,472	53,018	22,626	233,242
Other income, net	10,311	8,309	1,346	479	20,445
Income (loss) before income taxes	44,354	(15,909)	32,127	(21,155)	39,417
Loss attributable to noncontrolling interests	—	(16,727)	—	—	(16,727)
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$44,354	$818	$32,127	$(21,155)	$56,144
Adjustments to income (loss) before income taxes[2]	(13,473)	37,906	—	—	24,433
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$30,881	$38,724	$32,127	$(21,155)	$80,577
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of a $42.7 million difference in the Renewables segment which represents the asset impairment expense attributable to the non-controlling interest that is reflected in Income attributable to the noncontrolling interest within the reconciliation above.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended June 30, 2024
Net income (loss)	$5,424	$39,200	$23,419	$(15,573)	$52,470
Interest expense (income)	5,454	947	693	(483)	6,611
Tax provision	—	—	—	4,876	4,876
Depreciation and amortization	9,314	11,719	7,965	1,271	30,269
EBITDA	20,192	51,866	32,077	(9,909)	94,226
Adjusting items impacting EBITDA:
Transaction related compensation	4,049	—	—	—	4,049
Total adjusting items	4,049	—	—	—	4,049
Adjusted EBITDA	$24,241	$51,866	$32,077	$(9,909)	$98,275

Three months ended June 30, 2023
Net income (loss)	$4,990	$66,604	$42,565	$(31,473)	$82,686
Interest expense (income)	10,903	1,588	1,983	(521)	13,953
Tax provision	—	—	—	21,732	21,732
Depreciation and amortization	8,683	12,425	7,097	2,160	30,365
EBITDA	24,576	80,617	51,645	(8,102)	148,736
Adjusting items impacting EBITDA:
Transaction related compensation	939	—	—	—	939
Insured inventory recoveries	1,310	—	—	—	1,310
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Total adjusting items	2,249	(6,544)	—	—	(4,295)
Adjusted EBITDA	$26,825	$74,073	$51,645	$(8,102)	$144,441
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Six months ended June 30, 2024
Net income (loss)	$11,348	$61,991	$21,569	$(29,773)	$65,135
Interest expense (income)	11,087	1,479	1,616	(1,049)	13,133
Tax provision	—	—	—	6,179	6,179
Depreciation and amortization	18,569	23,684	15,758	3,207	61,218
EBITDA	41,004	87,154	38,943	(21,436)	145,665
Adjusting items impacting EBITDA:
Transaction related compensation	6,900	—	—	—	6,900
Gain on deconsolidation of joint venture	—	(3,117)	—	—	(3,117)
Total adjusting items	6,900	(3,117)	—	—	3,783
Adjusted EBITDA	$47,904	$84,037	$38,943	$(21,436)	$149,448

Six months ended June 30, 2023
Net income (loss)	$44,354	$(15,909)	$32,127	$(37,003)	$23,569
Interest expense (income)	22,720	4,685	4,165	(992)	30,578
Tax provision	—	—	—	15,848	15,848
Depreciation and amortization	17,328	26,896	14,054	4,307	62,585
EBITDA	84,402	15,672	50,346	(17,840)	132,580
Adjusting items impacting EBITDA:
Transaction related compensation	2,607	—	—	—	2,607
Insured inventory recoveries	(16,080)	—	—	—	(16,080)
Gain on deconsolidation of joint venture	—	(6,544)	—	—	(6,544)
Asset impairment	—	87,156	—	—	87,156
Total adjusting items	(13,473)	80,612	—	—	67,139
Adjusted EBITDA	$70,929	$96,284	$50,346	$(17,840)	$199,719
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended June 30, 2024
(in thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income	$30,523	$78,437	$12,665	$52,470	$174,095
Interest expense	8,188	8,101	6,522	6,611	29,422
Tax provision	7,862	13,324	1,303	4,876	27,365
Depreciation and amortization	31,215	31,306	30,949	30,269	123,739
EBITDA	77,788	131,168	51,439	94,226	354,621
Adjusting items impacting EBITDA:
Transaction related compensation	1,999	3,212	2,852	4,049	12,112
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Gain on cost method investment	(4,798)	—	—	—	(4,798)
Impairment on equity method investments	963	—	—	—	963
Gain on deconsolidation of joint venture	—	—	(3,117)	—	(3,117)
Goodwill impairment	—	686	—	—	686
Total adjusting items	(7,479)	3,898	(265)	4,049	203
Adjusted EBITDA	$70,309	$135,066	$51,174	$98,275	$354,824

	Three Months Ended,				Twelve months ended June 30, 2023
	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Net income (loss)	$24,880	$21,170	$(59,117)	$82,686	$69,619
Interest expense	14,982	14,087	16,625	13,953	59,647
Tax provision (benefit)	9,839	9,933	(5,884)	21,732	35,620
Depreciation and amortization	33,322	33,476	32,220	30,365	129,383
EBITDA	83,023	78,666	(16,156)	148,736	294,269
Adjusting items impacting EBITDA:
Insured inventory expenses (recoveries)	—	15,993	(17,390)	1,310	(87)
Transaction related compensation	—	—	1,668	939	2,607
Asset impairment	—	9,000	87,156	—	96,156
Gain on deconsolidation of joint venture	—	—	—	(6,544)	(6,544)
Total adjusting items	—	24,993	71,434	(4,295)	92,132
Adjusted EBITDA	$83,023	$103,659	$55,278	$144,441	$386,401

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Cash provided by operating activities	$304,434	$540,939	$64,807	$207,404
Changes in operating assets and liabilities
Accounts receivable	(42,441)	82,754	15,284	207,867
Inventories	308,640	556,845	477,723	734,855
Commodity derivatives	64,508	19,605	36,010	102,753
Other current and non-current assets	(52,510)	16,296	(50,587)	(1,247)
Payables and other current and non-current liabilities	(62,528)	(250,794)	(550,797)	(1,011,086)
Total changes in operating assets and liabilities	215,669	424,706	(72,367)	33,142
Adjusting items impacting cash from operations before working capital changes:
Less: Insured inventory expenses (recoveries)	—	1,310	—	(16,080)
Cash from operations before working capital changes	$88,765	$117,543	$137,174	$158,182
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.